Exhibit 99.1

Hi-Crush Partners LP
Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2013 and the Year Ended December 31, 2012

Hi-Crush Partners LP
Index to Pro Forma Condensed Combined Statement of Operations

Introduction	1

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2013	2

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2012	3

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations	4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands, unless otherwise noted)

On June 10, 2013, Hi-Crush Partners LP (the “Partnership”) acquired D&I Silica, LLC (“D&I”) for $95,481 in cash, subject to a customary working capital adjustment, and 1,578,947 common units representing limited partner interests in the Partnership, valued at $37,358 as of June 10, 2013. The acquisition was financed through the funding of $100,000 drawn under the Partnership's credit facility.
The following unaudited pro forma condensed combined statement of operations of Hi-Crush Partners LP presents the combined results of operations of the Partnership as they may have appeared had the acquisition and financing transactions described above occurred on January 1, 2012.
The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had all the transactions actually occurred on the date indicated, nor does it purport to represent results of operations for any future period or financial position for any future date. This statement does not reflect any cost savings or other benefits that may be obtained among the operations of Hi-Crush Partners LP and D&I Silica, LLC.
The unaudited pro forma condensed combined statement of operations have been derived from and should be read together with the historical consolidated financial statements and notes of Hi-Crush Partners LP and the historical financial statements of D&I Silica, LLC, both prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for the year ended December 31, 2012 and the three months ended March 31, 2013.
The unaudited pro forma condensed combined financial statements have been prepared on the basis that the Partnership is treated as a partnership for federal income tax purposes. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes accompanying these unaudited pro forma condensed combined financial statements and with the historical consolidated financial statements and related notes of the Partnership, as filed with the Securities and Exchange Commission.

Hi-Crush Partners LP
Unaudited Pro Forma Condensed Combined Statement of Operations
for the six months ended June 30, 2013
(in thousands, expect unit and per unit information)

		D&I Silica, LLC
		Historical
		(Period from
	Hi-Crush	January 1			Hi-Crush
	Partners LP	Through	Pro Forma		Partners LP
	Historical	June 10, 2013)	Adjustments		Pro Forma
	Successor
Revenues	$46,729	$55,052	$—		$101,781
Cost of goods sold	17,367	42,770	(3,077)	(a)	60,129
			1,064	(b)
			2,005	(c)
Gross profit	29,362	12,282	8		41,652

Operating expenses
General and administrative	6,566	5,993	(117)	(d)	7,667
			(4,775)	(i)
Exploration expense	46	—	—		46
Accretion of asset retirement obligation	59	—	—		59
Total operating expenses	6,671	5,993	(4,892)		7,772

Income from operations	22,691	6,289	4,900		33,880

Other (income) expenses
Income from preferred interest in Hi-Crush Augusta LLC	(3,750)	—	—		(3,750)
Interest expense	977	112	(120)	(e)	2,315
			1,346	(f)
Total other (income) expenses	(2,773)	112	1,226		(1,435)
Net income	$25,464	$6,177	$3,674		$35,315

Calculation of net income per limited partner unit:
Limited partners' interest in net income					$35,315
Net income per common unit - basic and diluted					$1.22
Net income per subordinated unit - basic and diluted					$1.22
Weighted average number of common units outstanding - basic and diluted					15,223,935
Weighted average number of subordinated units - basic and diluted					13,640,351

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Combined Statement of Operations

Hi-Crush Partners LP
Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2012
(in thousands, expect unit and per unit information)

	Hi-Crush Partners LP Historical Pro Forma:
	Period From	Period From			Hi-Crush
	August 16	January 1	Contribution		Partners LP	D&I			Hi-Crush
	Through	Through	Pro Forma		Historical	Silica, LLC	Pro Forma		Partners LP
	December 31, 2012	August 15, 2012	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma
	Successor	Predecessor
Revenues	$28,858	$46,776	$(270)	(g)	$75,364	$104,122	$—		$179,486
Cost of goods sold	7,145	13,336	(463)	(g)	20,018	81,949	(4,832)	(a)	105,914
							2,132	(b)
							6,647	(c)
Gross profit	21,713	33,440	193		55,346	22,173	(3,947)		73,572

Operating expenses
General and administrative	2,795	4,631	(2,426)	(g)	5,000	3,697	(239)	(d)	8,458
Exploration expense	91	539	(523)	(g)	107	—	—		107
Accretion of asset retirement obligation	56	16	—		72	—	—		72
Total operating expenses	2,942	5,186	(2,949)		5,179	3,697	(239)		8,637

Income from operations	18,771	28,254	3,142		50,167	18,476	(3,708)		64,935

Other (income) expenses
Other (income) expense	—	(6)	6	(h)	—	(483)	—		(483)
Interest expense	263	3,240	(3,240)	(h)	263	139	(139)	(e)	2,963
							2,700	(f)
Total other (income) expenses	263	3,234	(3,234)		263	(344)	2,561		2,480
Net income	$18,508	$25,020	$6,376		$49,904	$18,820	$(6,269)		$62,455

Calculation of net income per limited partner unit:
Limited partners' interest in net income									$62,455
Net income per common unit - basic and diluted									$2.16
Net income per subordinated unit - basic and diluted									$2.16
Weighted average number of common units outstanding - basic and diluted									15,219,298
Weighted average number of subordinated units - basic and diluted									13,640,351

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Combined Statement of Operations

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 1-Basis of Pro Forma Presentation
The Partnership is a Delaware limited partnership formed on May 8, 2012 to acquire selected sand reserves and related processing and transportation facilities of Hi-Crush Proppants LLC (the “Sponsor”). In connection with its formation, the Partnership issued (a) a non-economic general partner interest to Hi-Crush GP LLC (the “General Partner”), and (b) a 100.0% limited partner interest to the Sponsor, its organizational limited partner.

Through August 15, 2012, our Sponsor owned 100% of the sand reserves and related excavation and processing facilities located in Wyeville, Wisconsin. On August 16, 2012, the Sponsor contributed its ownership of Hi-Crush Chambers LLC, Hi-Crush Railroad LLC, Hi-Crush Wyeville LLC, Hi-Crush Operating LLC and $4,606 of cash to the Partnership (the “Contribution”). In addition, the Sponsor agreed to (1) convert all $23,916 of consolidated net intercompany receivables due from the Partnership into capital and (2) assume via capital contribution $10,028 of outstanding accounts payable maintained by Hi-Crush Operating LLC as of the transaction date. In return, the Partnership issued 13,640,351 common units and 13,640,351 subordinated units to the Sponsor. In connection with this transaction, the Partnership also completed an initial public offering through the sale of 12,937,500 of the Partnership's common units by the Sponsor.

The Partnership considered all contributed assets to be under common control with the Sponsor. As such, we have presented the consolidated historical financial statements of the Sponsor as our historical financial statements as we believe they provide a representation of our management's ability to execute and manage our business plan. The financial statement data and operations of the Sponsor are referred to herein as “Predecessor,” whereas operations following the initial public offering on August 16, 2012 are referred to herein as “Successor.”

On June 10, 2013, the Partnership acquired an independent frac sand supplier, D&I, transforming the Partnership into an integrated Northern White frac sand producer, transporter, marketer and distributor. The Partnership acquired D&I for $95,481 in cash and 1,578,947 common units. The total preliminary purchase price of $132,839 is subject to a working capital adjustment. Founded in 2006, D&I is the largest independent frac sand supplier to the oil and gas industry drilling in the Marcellus and Utica shales. D&I operates through an extensive logistics network of rail-served origin and destination terminals located in the Midwest near supply sources and strategically throughout Pennsylvania, Ohio and New York, respectively.
The unaudited pro forma condensed combined statements of operations of the Partnership are based on the unaudited historical consolidated statements of operations of the Partnership for the six months ended June 30, 2013 and the audited historical consolidated statement of operations of the Partnership for the year ended December 31, 2012 and includes pro forma adjustments to give effect to the acquisition as described below as if it occurred on January 1, 2012.
The unaudited pro forma condensed consolidated statements of operations give effect to the acquisition as follows:

•	The addition of D&I's assets, liabilities and related operations to the Partnership, including the impact of purchase accounting adjustments;

•	The acquisition price, including the cash and unit based consideration of 1,578,947 common units in the Partnership;

•	The presentation of the Contribution as if took place on January 1, 2012; and

•	Borrowings under the $200,000 revolver at LIBOR plus 2.5%. Pro forma interest expense has been determined based on an assumed LIBOR of 0.2%.
No amounts have been included in the purchase price allocation for estimated costs to be incurred to achieve savings or other benefits of the transactions. Similarly, the pro forma statement of operations does not reflect any cost savings or other benefits that may be obtained through synergies among the operations of the Partnership and D&I.

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 2-Purchase Price Allocation of D&I Acquisition

The acquisition was accounted for under the acquisition method of accounting whereby management utilized the services of third-party valuation consultants to estimate the fair value of D&I's net assets. The Partnership's unaudited condensed consolidated balance sheet as of June 30, 2013 reflects the preliminary purchase price allocations based on available information. Management is reviewing the valuation and confirming the results to determine the final purchase price allocations, which are expected to be completed in the third quarter of 2013. The recognition of additional long-lived assets acquired or liabilities assumed may be identified as management completes its analysis and additional information is obtained about the facts and circumstances existing as of the acquisition date. In addition, we are still in the process of identifying the reporting units associated with the goodwill and intangible assets arising from the acquisition.

The total preliminary purchase price of $132,839 is subject to a working capital adjustment, and was preliminarily allocated to the net assets acquired as follows:

Assets acquired:
Cash	$204
Restricted cash	688
Accounts receivable	17,908
Inventories	10,372
Prepaid expenses and other current assets	809
Property, plant and equipment	39,242
Intangible assets	41,878
Goodwill	33,109
Other assets	113
Total assets acquired	144,323
Liabilities assumed:
Accounts payable	10,714
Accrued liabilities and other current liabilities	770
Total liabilities assumed	11,484
Fair value of net assets acquired	$132,839

The purchase price allocation is preliminary due to the continuing analyses relating to the determination of the fair values of the assets acquired and the liabilities assumed. Any changes to the fair value of net assets acquired, based on information as of the acquisition date, would result in a corresponding adjustment to goodwill. Management does not expect the finalization of these matters to have a material effect on the allocation.

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 3-Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined statement of operations has been prepared to reflect the acquisition of D&I by the Partnership and the related financing as if it had occurred January 1, 2012. Pro forma adjustments included in the unaudited pro forma condensed combined statements of operations were as follows:

(a)	To eliminate D&I historical cost basis depreciation and amortization. Prior to its acquisition, D&I depreciated its fixed assets using the straight-line or double declining method.

(b)
To recognize pro forma depreciation expense on D&I property and equipment based upon the preliminary values assigned in the Partnership's accounting for the purchase of D&I, reflecting an estimated average remaining useful life of 18 years.

(c)
To recognize pro forma amortization expense on D&I intangible assets based upon the preliminary values assigned in the Partnership's accounting for the purchase of D&I, reflecting an estimated average remaining useful life of 13 years.

(d)	To eliminate compensation paid to a former member of D&I under an agreement which was terminated in connection with the acquisition.

(e)	To eliminate interest expense incurred by D&I on debt retained by the sellers.

(f)	To recognize pro forma interest expense at 2.7% per annum on $100,000 of new borrowings used by the Partnership to finance the acquisition.

(g)
To eliminate revenues, cost of sales, general and administrative and exploration expenses attributable to entities retained by our Sponsor in connection with our initial public offering on August 15, 2012.

(h)
To eliminate other income and interest expense incurred by our Sponsor through August 15, 2012. Such amounts were not attributable to the entities contributed to the Partnership in connection with our initial public offering on August 15, 2012.

(i)	To eliminate costs incurred by D&I and the Partnership in connection with the June 10, 2013 acquisition.
Note 4-Pro Forma Net Income Per Limited Partner Unit
Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the number of common units and subordinated units that would have been outstanding as if the acquisition had taken place on January 1, 2012. All units were assumed to have been outstanding during the entire periods presented, as if the Contribution and acquisition of D&I took place on January 1, 2012. Basic and diluted pro forma net income per unit are equivalent because there were no dilutive units outstanding during any such periods.